Exhibit 10.43

THIRD AMENDMENT TO MASTER LEASE

THIS THIRD AMENDMENT TO MASTER LEASE (“Third Amendment”) is made as of November 19, 2001, by the City of Boonville, Missouri, a Missouri third class city (the “City”), and IOC – Boonville, Inc., formerly known as Gold River’s Boonville Resort, Inc., and Davis Gaming Boonville, Inc., a Nevada corporation (“Tenant”).

The City and the Tenant entered into a Master Lease dated July 18, 1997, which was amended by the Amendment to the Master Lease dated April 19, 1999, and which was further amended by the Second Amendment to Master Lease dated September 17, 2001 (the Master Lease, as amended by the First Amendment and the Second Amendment, shall be referred to as the “Master Lease”).

Attached to the Master Lease as Exhibit B is the legal description of the “Project Site,” as that term is defined in the Master Lease, as of the date of the Master Lease. The Master Lease contains a provision providing that “As additional parcels become part of the Project Site, the legal description of such parcels will be added to Exhibit B.”

The Tenant and the City wish to add certain parcels and make other adjustments to the Project Site and thus need to modify Exhibit B to the Master Lease as set forth below.

NOW, THEREFORE, the City and the Tenant agree as follows:

1.           The Master Lease is amended by deleting “Exhibit B” and substituting therefor the Third Revised Exhibit B which is attached to this Third Amendment (the “Third Revised Exhibit B”). The term “Project Site” and references to “Exhibit B” as used throughout the Master Lease shall mean that real property described in the Third Revised Exhibit B.

2.           The portion of the Project Site that is described in Lease Agreement No. CPR9702 between the City and the Missouri Department of Natural Resources (“MDNR”), dated July 1, 1998, as amended by Amendment No. 1 dated as of November 19, 2001, is owned by MDNR and leased by the City. Therefore, as to that portion of the Project Site, the Master Lease constitutes a sublease with the City as sublandlord and Tenant as subtenant that will terminate upon termination of Lease Agreement No. CPR9702. This paragraph replaces Paragraph 2 of the Amendment to Master Lease, dated April 19, 1999.

3.           The parties shall execute, deliver and record, at the Tenant’s expense, a Third Amended and Restated Memorandum of Lease reflecting the amendments made pursuant to this Third Amendment.

4.               Except as herein provided, the provisions of the Master Lease shall remain unchanged and in full force and effect.

EXECUTED as of the date first above written.

“THE CITY”
[SEAL]
THE CITY OF BOONVILLE, MISSOURI
ATTEST:
	By:	/s/ Bernard Kempf
[ILLEGIBLE]		Bernard Kempf, Mayor
City Clerk

APPROVED AS TO FORM AND LEGALITY

[ILLEGIBLE]
City Counselor

“TENANT”

IOC – BOONVILLE, INC.

By:	/s/ Rexford A. Yeisley
Name:	Rexford A. Yeisley
Title:	Senior Vice President, CFO, Treasurer